CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 Registration Statement No. 333-124045 on Form N-2 of our report dated June 22, 2005 relating to the financial statement of Lazard World Dividend & Income Fund, Inc. appearing in the Statement of Additional Information, and to the reference to us under the caption "Experts" in the Statement of Additional Information, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP


New York, New York
June 22, 2005